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                                  EXHIBIT i(2)

                               Consent of KPMG LLP



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                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of the BB&T Funds:


        We consent to use of our report dated November 20, 2002 for the BB&T Funds incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information included herein.


 /s/ KPMG LLP

KPMG LLP
Columbus, Ohio
January 31, 2003